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                             1997 UNIONBANCAL CORPORATION
                                PERFORMANCE SHARE PLAN


                           -- EFFECTIVE JANUARY 1, 1997 --



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                             1997 UNIONBANCAL CORPORATION
                                PERFORMANCE SHARE PLAN



1.    ESTABLISHMENT, PURPOSE, GENERAL DESCRIPTION, AND DEFINITIONS


     (a) The 1997 UnionBanCal Corporation (the "Company" or "UNBC") Performance Share Plan (the "PSP" or the "Plan") shall be effective upon approval by the shareholders of UNBC, including the authorization to commence the first Performance Cycle under the Plan retroactively as of January 1, 1997.

     (b) The purpose of the Plan is to provide a means whereby employees of UNBC and its Subsidiaries may be given an opportunity to earn cash long-term incentive awards ("Performance Shares"). The objectives of providing this incentive award opportunity include:

          (1) focusing Participants on financial performance measures that result in the creation of shareholder value;

          (2) rewarding Participants commensurate to the Company's financial performance relative to Peer Banks;

          (3) rewarding Participants for longer-term, sustained financial performance;

          (4) providing an appropriate risk orientation within the overall compensation program;

          (5) providing compensation levels consistent with the desired competitive positioning, commensurate with financial performance;

          (6)  emphasizing team (i.e., Company) performance results; and

          (7)  linking the value of incentive awards to the price of UNBC stock.

     (c) Each Participant will be granted a Target Award pursuant to Section 6 of the Plan at the beginning of each Performance Cycle, based upon position level, desired pay positioning, other long-term incentive grants, and other considerations deemed pertinent by the Committee. Each Participant may earn from zero times to two times the Target Award pursuant to Section 7 of the Plan, based upon the Company's performance. Once the Target Awards are earned by the Participant, they shall be referred to as Earned Awards. The value payable to the Participants for their Earned Awards is set forth in Section 9 of the Plan.

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     (d)  Definitions include:

            (1) AVERAGE PRICE refers to the average month-end closing price of
               UNBC Common Stock for the six months immediately preceding the end of a Performance Cycle (i.e., July through December), as published in the west coast edition of the Wall Street Journal.

           (2) BOARD refers to UNBC's Board of Directors.

           (3) CODE refers to the Internal Revenue Code of 1986, as amended. Reference in the Plan to any Section of the Code shall be deemed to include any amendments or successor provisions to such Section and any regulations under such Section.

           (4) COMMITTEE refers to the Executive Compensation and Benefits Committee of UNBC's Board.

           (5) COMMON STOCK refers to the Common Stock of UNBC.

           (6) EARNED AWARD refers to the number of Performance Shares actually earned for a Performance Cycle under this Plan.

           (7) EMPLOYEE refers to any common law employee of UNBC or its Subsidiaries except: (1) any independent contractor retained to perform services for UNBC or its Subsidiaries, including consultants; and (2) any person who provides services to UNBC or its Subsidiaries pursuant to an agreement between UNBC or its Subsidiaries and any other person or organization.

           (8) OUTSIDE DIRECTOR refers to a member of the Board who qualifies as an "outside director" as such term is used in Section 162(m) of the Code and defined in any applicable Treasury regulations promulgated thereunder.

           (9) PARTICIPANT refers to a recipient of a Target Award.

          (10) PEER BANKS ("Peers") refers to the group of bank and bank holding companies designated by the Committee for use in comparing UNBC's performance for purposes of this Plan. From time to time, the Committee may deem it necessary to revise the composition of the Peer Banks.

          (11) PERFORMANCE CYCLE ("Cycle") refers to a period of time consisting of three consecutive fiscal years.

          (12) PERFORMANCE SHARE refers to an award unit.

          (13) PERFORMANCE SHARE AGREEMENT refers to a written agreement between UNBC and a Participant with respect to a Target Award.

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          (14) SUBSIDIARIES refers to subsidiary corporations, as defined in
               Section 424(f) of the Code (but substituting "UNBC" for "employer corporation"), including Subsidiaries of UNBC which become such after the adoption of the Plan.

          (15) TARGET AWARD refers to a Performance Share grant made pursuant to the Plan.

2.    ADMINISTRATION OF THE PLAN


     (a) The Plan shall be administered by the Executive Compensation and Benefits Committee (the "Committee") of UNBC's Board of Directors (the "Board"), which shall be composed as hereinafter set forth in Section 2(b).

     (b) The Committee shall consist solely of not less than two Outside Directors elected by the Board. The Board may from time to time increase (and thereafter may decrease) the size of the Committee, elect or remove members thereto (with or without cause) and fill any vacancies however created; provided, however, that the minimum number of members on the Committee must be two.

     (c) The Committee shall meet at such times and places and upon such notice as the Committee's Chair determines. A majority of the Committee shall constitute a quorum. Any acts by the Committee may be taken at any meeting at which a quorum is present and shall be by majority vote of those members entitled to vote.

     (d) The Committee shall determine which Employees of UNBC or its subsidiaries shall be granted awards under the Plan, the timing of such awards, the terms thereof and the number of Performance Shares subject to each award.

     (e) The Committee shall have the sole authority, in its absolute discretion, to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, its rules and regulations, and the instruments evidencing awards granted under the Plan, and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be binding on all Participants.

3.    PERFORMANCE SHARES SUBJECT TO THE PLAN


     (a) Target Awards may be granted under the Plan to Participants for an aggregate of not more than 200,000 Performance Shares. Performance Shares that are forfeited shall again be available for Target Awards under the Plan.

     (b) The maximum number of Performance Shares with respect to which the Committee may grant Target Awards during any calendar year to any Participant shall not exceed 20,000.

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     (c)  If there is any change in the Company's Common Stock through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of 2%), or other change in the corporate structure of UNBC, the Board and the Committee shall make appropriate adjustments in order to preserve but not to increase the benefits to the Participants, including adjustments in:

          (1)  the aggregate number of Performance Shares subject to the Plan;

          (2) the maximum number of Performance Shares that may be awarded to any Participant during any calendar year; and,

          (3) the number and value of Performance Shares subject to outstanding Target Awards.

4.    ELIGIBILITY


     Persons who shall be eligible to have Target Awards granted to them shall be such Employees as the Committee, in its discretion, shall designate from time to time. A Participant may be granted a pro-rata Target Award for a Performance Cycle which has already begun, provided that participation begins before the start of the final fiscal year of the Cycle.

5.    PERFORMANCE CYCLES


     A new Performance Cycle begins at the start of each Company fiscal year and continues until the end of the third consecutive fiscal year.

6.    TARGET AWARD


     Each Participant will be granted a Target Award at the beginning of each Performance Cycle. The size of the Target Award (I.E., the number of Performance Shares granted) is based on position level, desired pay positioning, other long-term incentive grants, and any other considerations deemed pertinent by the Committee. Participants may earn from zero times to two times the Target Award based on UNBC's performance, as described in
     Section 7.

7.    PERFORMANCE MEASUREMENT AND EARNING OF AWARDS


     Performance Shares are earned based on UNBC's financial performance results relative to the Peer Banks during the respective Performance Cycle, stated as a percentile ranking where 100% represents the best performing Peer and 0% represents the worst performing Peer. At the beginning of each Performance Cycle, the Committee shall establish the specific performance measure or measures to be used and the schedule for calculating the number of Performance Shares (as a multiple of the Target Award) actually earned. Participants will earn Performance Shares only upon the attainment of the performance goals established


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     by the Committee.  In addition, prior to the payment for Earned Awards, the
     Committee will certify in its approved minutes that the performance goals were in fact met.

8.    EXTRAORDINARY EVENTS


     If extraordinary events occur during a Performance Cycle which alter the basis upon which the performance measurement(s) is calculated, such calculation may be adjusted, with the Committee's approval, to exclude the effect of these events. Events warranting such action may include, but are not limited to, major acquisitions or divestitures, significant changes in accounting practices, or a recapitalization of the Company.
     Notwithstanding the foregoing, the Committee shall not have the discretion to increase the amount of compensation payable that would otherwise be due upon attainment of the goals.

9.    VALUE AND PAYMENT OF EARNED AWARDS


     The value payable to a Participant shall equal the Earned Award multiplied by the Average Price. Payment shall be made in cash within 120 days following the end of the Performance Cycle or deposited to the Participant's account if deferred under a Company-sponsored deferral plan.

10.   WITHHOLDING


     The Company or its Subsidiaries shall, to the extent required by law, have the right to deduct from payments of any kind otherwise due to the recipient the amount of any federal, state or local taxes required by law to be withheld with respect to the amounts earned under the Plan.

11.   TERMINATION OF EMPLOYMENT


     Termination of employment with the Company or its Subsidiaries prior to the end of the Performance Cycle for any reason (whether voluntary or involuntary) shall result in forfeiture of all opportunity to receive an Earned Award under the Plan, notwithstanding the following exceptions. In the event of termination by reason of death, Permanent Disability, or Retirement, the Participant (or the Participant's beneficiary or estate in the event of death) will be eligible to receive a pro-rata Earned Award based on the time employed during the Performance Cycle, rounded to the nearest complete month. Payment of pro-rata Earned Awards shall be governed by all other applicable provisions of this Plan.

     Notwithstanding these or any other provisions of the Plan, the Committee may, in its sole discretion, authorize continued participation, proration, or early distribution (or a combination thereof) of Earned Awards which would otherwise be forfeited.

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12.   DESIGNATION OF BENEFICIARIES


     A Participant may designate a beneficiary or beneficiaries to receive, in the event of the Participant's death, all or part of the amounts to be distributed to the Participant under the Plan. A designation of beneficiary may be replaced by a new designation or may be revoked by the Participant at any time. A designation or revocation shall be on a form to be provided for such purpose and shall be signed by the Participant and delivered to the Company prior to the Participant's death. Any amount that is distributable to a Participant upon death and is not subject to such a designation shall be distributed to the Participant's estate. If there shall be any question as to the legal right of any beneficiary to receive a distribution under the Plan, the amount in question may be paid to the estate of the Participant, in which event the Company shall have no further liability to anyone with respect to such amount.

13.   EMPLOYEE RIGHTS


     A Participant may not assign or transfer his or her rights under the Plan, except as expressly provided under the Plan, and any attempt to do so will invalidate those rights.

     No Employee has a claim or right to be a Participant in the Plan, to continue as a Participant, or to be granted Target Awards under the Plan. The Company and its Subsidiaries are not obligated to give uniform treatment to Participants. Participation in the Plan does not give a Participant the right to be retained in the employment of the Company or its Subsidiaries, nor does it imply or confer any other employment rights. Nothing contained in the Plan will be construed to create a contract of employment with any Participant. Nothing contained in the Plan will be deemed to require the Company or its Subsidiaries to deposit, invest or set aside amounts for the payments of any Earned Awards, nor will anything be deemed to give any Participant any ownership, security, or other rights in any assets of the Company or its Subsidiaries.

14.   AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN


     (a) The Board may at any time amend, suspend or terminate the Plan as it deems advisable; provided, however, except as provided in Section
          3(b) above, the Board shall not amend the Plan in the following respects without the consent of UNBC's shareholders then sufficient to approve the Plan in the first instance:

          (1) to increase the aggregate number of Performance Shares subject to the Plan; or

          (2) to change the designation or class of persons eligible to receive Target Awards under the Plan.

     (b) No Target Award may be granted during any suspension or after the termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the Participant's consent, alter or impair any rights or obligations under any Award previously made under the Plan.

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     (c)  Upon a termination of the Plan, UNBC or the Committee may authorize the surrender by a Participant of all or part of a Target Award and authorize a payment in consideration therefor. The payment received by the Participant shall not be considered remuneration for services performed by the Participant under Section 162(m) of the Code.

15.   APPLICABLE LAW AND VALIDITY


     The Plan shall be governed by and construed in accordance with the laws of the State of California and the Code. In the event any provision of the Plan is held invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Plan. The Plan shall be interpreted to be in compliance with the requirements under Section 162(m) of the Code and all applicable Treasury Regulations promulgated thereunder so that payments of Earned Awards under the Plan will be treated as "Performance-Based Compensation" as such term is used in
     Section 162(m)(4)(C) of the Code. To the extent that any provision in the Plan would cause the payment of Earned Awards not to be treated as "Performance-Based Compensation" under Section 162(m)(4)(C) of the Code, such provision will be stricken from the Plan, and the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated.

     IN WITNESS WHEREOF, the undersigned have executed this 1997 UnionBanCal Corporation Performance Share Plan, at San Francisco, California, on this 28th day of May, 1997.




                            UNIONBANCAL CORPORATION


                            By:         /s/  TAKAHIRO MORIGUCHI
                               -----------------------------------------------
                                            Takahiro Moriguchi
                                   PRESIDENT AND CHIEF EXECUTIVE OFFICER



                            UNION BANK OF CALIFORNIA, N.A.

                            By:            /s/  PAUL E. FEARER
                               -----------------------------------------------
                                              Paul E. Fearer
                                        DIRECTOR OF HUMAN RESOURCES

Date Approved By Executive Compensation and Benefits Committee:  March 26, 1997

Date Adopted By UnionBanCal Corporation Board of Directors:  March 26, 1997

Date Approved By Shareholders:  May 28, 1997

Effective Date:  January 1, 1997


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